UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 16, 2016, United Natural Foods, Inc. (the “Company”) entered into amended and restated severance agreements and amended and restated change in control agreements with each of the Company’s officers that were identified as “Named Executive Officers” in the Company’s proxy statement filed with the Securities and Exchange Commission on November 4, 2016 other than the Company’s President and Chief Executive Officer, Steven L. Spinner, with whom the Company entered into an employment agreement on October 28, 2016. These amended and restated severance agreements and amended and restated change in control agreements restate in their entirety the severance agreements and change in control agreements that the Company previously entered into with the Named Executive Officers that are a party to these agreements.

Each of the amended and restated severance agreements includes confidentiality, non-competition and non-solicitation and intellectual property assignment provisions in favor of the Company, and provides that if the Company terminates the Named Executive Officer (other than in connection with or within one year following a Change in Control), without Cause or such executive voluntarily terminates his employment for Good Reason, the Company would be required to pay to the executive (i) his base salary, as in effect as of the termination date of his employment, for a period of one year following his termination, and (ii) make a cash payment in the amount of $35,000 to such individual that may be used by the individual to pay for post-termination medical benefits for himself and his dependents.

Each of the amended and restated change in control agreements includes confidentiality, non-competition and non-solicitation and intellectual property assignment provisions in favor of the Company, and provides that if the Company terminates the Named Executive Officer without Cause or such executive voluntarily terminates his employment for Good Reason, in either case, within one year following a Change in Control, the Company would be required to pay the executive (i) a multiple of the executive’s then current base salary (2.99 times in the case of Joseph J. Traficanti, Michael P. Zechmeister and Sean Griffin and 1.5 times in the case of Eric Dorne), (ii) a multiple of the executive’s annual cash incentive payments based on target performance for the fiscal year in which the executive is terminated (2.99 times in the case of Joseph J. Traficanti, Michael P. Zechmeister and Sean Griffin and 1.5 times in the case of Eric Dorne) and (iii) the pro-rated portion of the executive’s current-year annual cash incentive payments he would have been owed for the fiscal year in which his employment was terminated based on the Company’s actual results when measured against the performance metrics applicable to him for that performance period. In those same termination scenarios the Company must also make a cash payment in the amount of $105,000 to such individual that may be used by the individual to pay for post-termination medical benefits for himself and his dependents. In addition, if the Named Executive Officer is terminated by the Company without Cause or voluntarily terminates his employment for Good Reason, in each case within one year following a Change in Control, any and all unvested and unexercised stock options, restricted stock, restricted stock units and performance-based vesting equity awards granted to the Named Executive Officer shall become fully vested as of the date of the Change in Control, including performance awards, which shall vest at target level of performance unless a greater level of vesting is provided for in the applicable award agreement.

The amended and restated change in control agreements contemplate that if any payments or benefits otherwise payable to the Named Executive Officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits will either be (x) delivered in full, or (y) delivered as to such lesser extent that would result in no portion of such payments and benefits being subject to such excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Named Executive Officer on an after-tax basis, of the greatest amount of benefits. The amended and restated change in control agreements do not require the Company to pay any excise tax imposed on the Named Executive Officer on account of any “parachute payments” (within the meaning of Section 280G of the Code) made pursuant to the agreements.

The provision of all benefits under the amended and restated severance agreements and amended and restated change in control agreements will be subject to any restrictions under applicable law, including under Section 409A of the Code.

For purposes of the amended and restated severance agreements and amended and restated change in control agreements described above, the terms "Cause", "Good Reason" and "Change in Control" have the meanings set forth below.

“Cause” generally means (1) the conviction of the Named Executive Officer under applicable law of any felony or any misdemeanor involving moral turpitude, (2) unauthorized acts intended to result in the Named Executive Officer’s personal enrichment at the material expense of the Company or its reputation, (3) any violation of the Named Executive Officer’s duties or responsibilities to the Company which constitutes willful misconduct or dereliction of duty or (4) material breach of the sections of the agreements related to confidentiality and non-competition, in each case to the extent not cured (if curable) following notice of such event.

“Good Reason” generally means the occurrence of any one or more of the following without the executive's express written consent: (1) the assignment of the Named Executive Officer to duties materially adversely inconsistent with his duties as of the date of the amended and restated severance agreement and amended and restated change in control agreement, as applicable and failure to rescind such within 30 days of notice from the executive; (2) a material reduction in the Named Executive Officer’s title, executive authority or reporting status; (3) the Company’s requirement that the Named Executive Officer relocate more than 50 miles from his then current place of employment; (4) a reduction by the Company in the Named Executive Officer’s base salary, or a failure of the Company to pay or cause to be paid any compensation or benefits when due or under the terms of any plan established by the Company and failure to restore such base salary or make such payments within five (5) days of receipt of notice from the Named Executive Officer; (5) failure to include the Named Executive Officer in any new employee benefit plans proposed by the Company or a material reduction in the Named Executive Officer’s level of participation in any benefit plans of the Company; provided that a Company-wide reduction or elimination of such plans shall not give rise to a “Good Reason” termination; or (6) the failure of the Company to obtain a satisfactory agreement from any successor to the Company with respect to the ownership of substantially all the stock or assets of the Company to assume and agree to perform the terms of the amended and restated severance agreement or amended and restated change in control agreement, as applicable, and in each case to the extent not cured (if curable) following notice of such event.

"Change in Control" means the happening of any of the following:

• any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company's then outstanding securities;

•approval by the stockholders of the Company of a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 60% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

• the purchase of 30% or more of the Company's stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the

Exchange Act), other than the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates.

The above description of the amended and restated severance agreements and amended and restated change in control agreements does not purport to be complete and is qualified in its entirety by reference to the forms of such agreements, copies of which are filed with this report as Exhibit 10.1 and 10.2, respectively, and are incorporated herein in their entirety by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Severance Agreement
10.2	Form of Amended and Restated Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 22, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Severance Agreement
10.2	Form of Amended and Restated Change in Control Agreement